UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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MULTI-MANAGER TOTAL RETURN BOND STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

February 20, 2019

As a shareholder of the Multi-Manager Total Return Bond Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the addition of a new subadviser to the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of a new subadviser and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on October 24, 2018, the Board approved, among other things: (i) a subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Voya Investment Management Co. LLC (“Voya”); and (ii) a modification to the Fund’s principal investment strategies to reflect Voya’s investment process for the portion of the Fund it manages. All of these changes went into effect on December 6, 2018.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of a new agreement or changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least May 21, 2019. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by February 20, 2020. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name,

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please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

TAX101_08_004_(02/19)

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MULTI-MANAGER TOTAL RETURN BOND STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about February 20, 2019. This Information Statement is being made available to shareholders of Multi-Manager Total Return Bond Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 12, 2018.

Under the Management Agreement, the Investment Manager monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

VOYA INVESTMENT MANAGEMENT CO. LLC AND THE NEW SUBADVISORY AGREEMENT

Prior to December 6, 2018, Loomis, Sayles & Company, L.P. (“Loomis Sayles”), PGIM, Inc. (“PGIM”) and TCW Investment Management Company LLC (“TCW”) served as subadvisers to the Fund, with each managing a portion of the Fund’s assets, or sleeve of the Fund, along with the Investment Manager. Loomis Sayles, PGIM and TCW continue to serve as subadvisers to the Fund.

At a meeting of the Board on October 24, 2018, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, a subadvisory agreement between the Investment Manager and Voya Investment Management Co. LLC (the “Subadvisory Agreement”), pursuant to which Voya Investment Management Co. LLC (“Voya”) will manage a new sleeve of the Fund. The Board also approved a modification of the Fund’s principal investment strategies to reflect Voya’s investment process. The Subadvisory Agreement and the related changes went into effect on December 6, 2018. There were no changes proposed or made to the subadvisory agreements between the Investment Manager and Loomis Sayles, PGIM and TCW, respectively, at that time.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Voya

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Total Return Bond Strategies Fund
Net Assets	Annual rate at each asset level
First $500 million	0.500%
Next $500 million	0.495%
Next $1 billion	0.480%
Next $1 billion	0.460%
Next $3 billion	0.450%
Next $1.5 billion	0.430%
Next $1.5 billion	0.415%
Next $3 billion	0.410%
Next $8 billion	0.390%
Next $4 billion	0.380%
Next $26 billion	0.360%
Over $50 billion	0.340%

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays Voya a fee out of its own assets, calculated at the following rate:

•	0.10% on the first $1 billion, thereafter 0.09%

Fees paid by the Fund to the Investment Manager for the period from September 1, 2017 through August 31, 2018*	Fees paid by the Investment Manager to the existing subadvisers for the period from September 1, 2017 through August 31, 2018	Estimated fees that
would have been paid by
the Investment Manager
to Voya and the other
subadvisers if
the Subadvisory
Agreement with Voya
had been in effect for the
period from
September 1, 2017
through August 31, 2018
and based on total assets
in the Fund
during this time period**	Estimated difference
between the fees
paid to the existing
subadvisers and the
fees that would have
been paid
if the Subadvisory
Agreement with
Voya had been in
effect for the period
from September 1,
2017 through
August 31, 2018
Multi-Manager Total Return Bond Strategies Fund (fiscal year ended 8/31/18)	$35,602,737	$6,897,981.14	$7,715,789.80	$817,808.66

*

The Investment Manager uses a portion of these fees to pay the subadvisers, which were $2,029,535.52, for Loomis Sayles, $2,946,686.15 for PGIM, and $1,921,759.47 for TCW, respectively, for the same period. These fees are estimated.

**	These amounts are based on amounts paid from September 1, 2017 through August 31, 2018.

INFORMATION ABOUT VOYA

Voya is a wholly-owned subsidiary of Voya Investment Management LLC, which in turn is a wholly-owned subsidiary of Voya Holdings Inc., which in turn is a wholly-owned subsidiary of Voya Financial, Inc., a publicly traded company. Voya, which is organized as a Delaware limited liability company, commenced operations as an investment adviser in November 1972 and has been registered with the SEC since 1973. Voya serves as adviser and subadviser to a variety of investment vehicles, including but not limited to institutional separate accounts, separately managed accounts, wrap fee programs, registered investment companies (open-end mutual funds and closed-end funds), insurance separate accounts, hedge funds, UCITS funds, and SICAVs. Voya has 24 years of mutual fund subadvisory experience and had approximately $112.1 billion under management as of September 30, 2018. Voya’s principal offices are located at 230 Park Avenue, New York, NY 10169.

The following table provides information on the principal executive officers and directors of Voya:

Name	Title/Responsibilities	Address
Gerald Thomas Lins	Managing Director and General Counsel	230 Park Avenue, New York, NY 10169

Christine Lynn Hurtsellers	Chief Executive Officer	230 Park Avenue, New York, NY 10169

Michael Bruce Pytosh	Chief Investment Officer of Equities and Senior Managing Director	230 Park Avenue, New York, NY 10169

Paul Lawrence Zemsky	Senior Managing Director	230 Park Avenue, New York, NY 10169

Deborah Ann Hammalian	Senior Vice President and Chief Compliance Officer	230 Park Avenue, New York, NY 10169

Amir Sahibzada	Chief Risk Officer and Managing Director	230 Park Avenue, New York, NY 10169

Michael Allyn Bell	Chief Financial Officer and Managing Director	230 Park Avenue, New York, NY 10169

Matthew Toms	Chief Investment Officer of Fixed Income & Proprietary Investments and Senior Managing Director	230 Park Avenue, New York, NY 10169

James Michael Fink	Managing Director and Chief Administrative Officer	230 Park Avenue, New York, NY 10169

Dina Santoro	Managing Director and Head of Product Marketing and Strategy	230 Park Avenue, New York, NY 10169

Charles Milton Shaffer	Head of Distribution and Managing Director	230 Park Avenue, New York, NY 10169

Other Funds with Similar Investment Objectives Managed by Voya

Voya serves as subadviser to other investment companies that have investment objectives similar to the investment objective of the Fund. The following table provides information on the size and Voya’s rate of compensation with respect to those other investment companies.

Fund Name	Assets Managed by Voya as of September 30, 2018	Fee Rate
Voya Intermediate Bond Fund	$5,972 million	0.27	%*
Voya Intermediate Bond Portfolio	$3,745 million	0.50	%*

*	Represents management fees from the fund’s prospectus.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

On October 24, 2018, the Board and the Independent Trustees of the Trust unanimously approved, for an initial two-year term, the Subadvisory Agreement between the Investment Manager and Voya with respect to the Fund, a series of the Trust. As detailed below, the Board met to review and discuss, among themselves and with the management team of the Investment Manager, materials provided by the Investment Manager and others before determining to approve the Subadvisory Agreement.

In connection with its deliberations regarding the proposed Subadvisory Agreement, the Board evaluated materials requested from the Investment Manager regarding the Fund and the Subadvisory Agreement, as well as other materials provided by the Investment Manager in connection with the Board’s most recent annual approval of the continuation of the management agreements with respect to other series of the Trust, and discussed these materials with representatives of the Investment Manager at the Board meeting held on October 24, 2018. The Board also noted its considerations at meetings held in connection with the continuation of the Management Agreement and the subadvisory agreements between the Investment Manager and Loomis Sayles, PGIM and TCW with respect to the Fund. The Board also consulted with Fund counsel and the Independent Trustees’ independent legal counsel, who advised on various matters with respect to the Board’s considerations and otherwise assisted the Board in its deliberations. The Board considered all information that it, its legal counsel or the Investment Manager believed reasonably necessary to evaluate and to determine whether to approve the Subadvisory Agreement. The information and factors considered by the Board in approving the Subadvisory Agreement for the Fund included the following:

•

The Investment Manager’s agreement to contractually limit or cap total operating expenses for the Fund through December 31, 2019 so that total operating expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and infrequent and/or unusual expenses) would not exceed a specified annual rate, as a percentage of the Fund’s net assets;

•	The terms and conditions of the Subadvisory Agreement;

•	The subadvisory fees to be charged to the Investment Manager under the Subadvisory Agreement;

•	Descriptions of various functions performed by Voya under the Subadvisory Agreement, including portfolio management and portfolio trading practices;

•	Information regarding the reputation, regulatory history and resources of Voya, including information regarding senior management, portfolio managers and other personnel;

•	Information regarding the capabilities of Voya with respect to compliance monitoring services, including an assessment of Voya’s compliance systems by the Fund’s Chief Compliance Officer; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Nature, Extent and Quality of Services to be Provided under the Subadvisory Agreement

The Board considered the nature, extent and quality of services to be provided to the Fund by Voya under the Subadvisory Agreement. The Board considered, among other things, Voya’s advisory and supervisory investment professionals (including personnel involved in fund management, reputation and other attributes), the portfolio management services provided by those investment professionals, and the quality of Voya’s investment research capabilities.

The Board also considered the professional experience and qualifications of the senior personnel of Voya, which included consideration of Voya’s experience with funds managed using an investment strategy similar to that proposed to be used for its sleeve of the Fund. The Board also noted that, based on information provided by the Investment Manager, the Board had approved Voya’s code of ethics and compliance program, and that the Chief Compliance Officer of the Fund reports to the Trustees on Voya’s compliance program.

The Board considered the diligence and selection process undertaken by the Investment Manager to select Voya, including the rationale for recommending the approval of the Subadvisory Agreement, and the process for monitoring Voya’s ongoing performance of services for the Fund. As part of these deliberations, the Board considered the ability of the Investment Manager, subject to the approval of the Board, to modify or enter into new subadvisory agreements without a shareholder vote pursuant to an exemptive order of the SEC.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund under the Subadvisory Agreement supported the approval of the Subadvisory Agreement.

Investment Performance

The Board reviewed information about the performance of the Fund over various time periods, including performance information relative to benchmarks.

The Board also considered Voya’s performance and reputation generally. The Board also considered the performance of Voya’s related composite, including its absolute and risk-adjusted returns, noting that Voya had delivered competitive performance over the one-, three-, five- and ten-year periods for strategies similar to those proposed for its sleeve of the Fund, and the Investment Manager’s evaluation of the Subadviser’s anticipated contribution to the Fund’s broader investment mandate. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the performance of Voya was sufficient, in light of other considerations, to warrant the approval of the Subadvisory Agreement.

Subadvisory Fee Rate and Other Expenses

The Board considered the subadvisory fees to be charged to the Fund under the Subadvisory Agreement, as well as the total expenses expected to be incurred by the Fund. The Board also considered the fees that Voya charges to its other clients, to the extent publicly available, and noted that the Investment Manager pays the fees of Voya. The Board also took into account the fee waiver and expense limitation arrangements agreed to by the Investment Manager, as noted above.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the subadvisory fee rates and expenses of the Fund, in light of other considerations, supported the approval of the Subadvisory Agreement.

Costs of Services to be Provided and Profitability

The Board also took note of the costs the Investment Manager and its affiliates were expected to incur in connection with the services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund, and also noted that the Board expected to consider the costs of services and the profitability to the Investment Manager and its affiliates in connection with the Board’s next review and consideration of the continuation of the Management Agreement. When reviewing expected profitability, the Board also considered court cases in which adviser profitability was an issue in whole or in part, the performance of similarly managed funds, the expected expense ratio of the Fund, and the implementation of expense limitations with respect to the Fund. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to Voya thereunder, the Board did not consider the profitability to Voya from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the anticipated costs of services to be provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board considered the potential existence of economies of scale in the provision by the Investment Manager of services to the Fund, to groups of related funds, and to the Investment Manager’s investment advisory clients as a whole, and whether those economies of scale were expected to be shared with the Fund through breakpoints in the proposed investment management fees or other means, such as expense limitation arrangements and additional investments by the Investment Manager in investment, trading, compliance and other resources. The Board noted that the management fee schedules for the Fund contained breakpoints that would reduce the fee rate on assets above specified threshold levels.

The Board noted that the breakpoints in the Subadvisory Agreement did not occur at the same levels as the breakpoints in the Management Agreement. The Board noted that absent a shareholder vote, the Investment Manager would bear any increase in fees payable under the Subadvisory Agreement. The Board also noted the potential challenges of seeking to tailor the Management Agreement breakpoints to those of a subadvisory agreement in this context, and the effect that capacity constraints on a subadviser’s ability to manage assets could potentially have on the ability of the Investment Manager to achieve economies of scale, as new subadvisers may need to be added as the Fund grows, increasing the Investment Manager’s cost of compensating and overseeing the Fund’s subadvisers.

In considering these matters, the Board also considered the costs of the services provided and the profitability to the Investment Manager and its affiliates from their relationships with the Fund, as noted above. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the extent to which any economies of scale were expected to be shared with the Fund supported the approval of the Subadvisory Agreement.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the proposed Subadvisory Agreement. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and individual Trustees may have attributed different weights to the various factors. Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including the Independent Trustees, voting separately, unanimously approved the Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time.

Prior to December 6, 2018, the long-term allocation target of the Fund’s assets was as follows:

Loomis Sayles	PGIM	TCW	Investment Manager (liquidity sleeve)
30%	35%	35%	0%

As of December 6, 2018, the long-term allocation target of the Fund’s assets was as follows:

Loomis Sayles	PGIM	TCW	Voya	Investment Manager (liquidity sleeve)
20%	26.6%	26.6%	26.6%	0%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800.345.6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of December 31, 2018, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 owned 100% of the outstanding shares.

As of December 31, 2018, Board members or officers of the Fund owned less than 1% of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

TAX101_08_003_(02/19)